Exhibit 10.71/A

       THE SUPPLEMENTARY ENTENTE ON THE "AGREEMENT ON EQUITY TRANSFERENCE"

                                                                 (No. myweb0012)

Dated: Feb. 23th, 2001

This Supplementary Entente (hereinafter referred to as "The Entente") is made by and between MYWEBINC.COM (hereinafter referred to as "Party A") and Beijing BE&E Group (hereinafter referred to as "Party B") on the 23th day of January 2001 with Beijing East Trade Investment Consultant Co. Ltd. as the CONSULTANT.

Party A, Party B and the COUSULTANT signed the "Agreement on Equity Transference" (hereinafter referred to as "The Agreement") (No. myweb0012) on the 25th day of December 2000. Execution of The Agreement is under way and the first investment of RMB 300,000 has been made at the end of year 2000.

Party A, Party B and the CONSULTANT all agree to make modification on article
1.1 of The Agreement to stipulate a new time table of investment as follows:

Before Jan. 22th,2001    Installment of RMB 200,000
Before Feb. 15th,2001    Installment of RMB 500,000
Before Mar. 10th,2001    Installment of RMB 2,000,000

Party A shall provide Party B and the Consultant with the Legal Notification stipulated in article 1.7 of The Agreement before Feb. 12, 2001.

The Entente is valid on the date shown below the title of The Entente when lawful representatives of the three parties concerned sign it. And all other articles in The Agreement remain unchanged.

Definitions in The Entente are the same as those in The Agreement. This Entente has three original documents for its English version and Chinese version separately. Each party signing The Entente possesses one Chinese version and one English version.

PARTY A: MY WEB INC. COM                             PARTY B: BEIJING BE&E GROUP

REPRESENTATIVE: Stamped & signed            REPRESENTATIVE: Stamped & signed

THE CONSULTANT: BEIJING EAST TRADE CONSULTANT CO. LTD.

REPRESENTATIVE: Stamped & signed